  Exhibit 99.1

Support.com Reports Third Quarter 2020 Financial Results

Sunnyvale, CA – November 5, 2020 – Support.com, Inc. (NASDAQ: SPRT), a leader in customer and technical support solutions delivered by home-based employees, today reported unaudited financial results for its third quarter ended September 30, 2020.

Q3 2020 Financial Summary

For the third quarter of 2020, total revenue was $10.3 million, a decrease of $4.9 million or 32 percent compared to revenues of $15.2 million in the third quarter of 2019 and down $0.7 million or 6 percent compared to revenues of $11.0 million in the second quarter of 2020. The decrease in revenues from the prior quarter was primarily due to the migration of services in one line of business from one of our major customers to a country where Support.com did not offer services. This migration was complete in the quarter ending June 30, 2020.

We recorded net loss of $0.6 million, or $0.03 per share, in the third quarter of 2020, compared to net income of $1.6 million, or $0.08 per share, in the third quarter of 2019 and net income of $0.6 million, or $0.03 per share, in the second quarter of 2020.

Key changes in our net income (loss) included the following:

●
Gross profit was $3.1 million in the third quarter of 2020, compared to $4.6 million in the third quarter of 2019 and $3.9 million in the second quarter of 2020.
●
Gross profit margin of 30% remained relatively flat compared with the same quarter of 2019 and declined by 5 percentage points when compared to the second quarter of 2020.
●
Operating expenses were $3.7 million in the third quarter of 2020, compared to $3.3 million in the third quarter of 2019 and $3.4 million in the second quarter of 2020.
●
In the third quarter of 2020, the company incurred $0.7 million in one-time transition-related costs as we re-focus on building an enterprise-ready leader in homesourcingTM.

Balance Sheet Information

At September 30, 2020, cash, cash equivalents and short-term investments were $29.7 million, compared with $44.8 million at September 30, 2019, $26.4 million at December 31, 2019 and relatively flat compared to the prior quarter. The year-over-year decrease was primarily attributable to the previously discussed $10.0 million legal-settlement payment in the second quarter of 2019 and the $19.1 million special distribution to shareholders in the fourth quarter of 2019.

Total assets as of September 30, 2020 were $39.1 million and total stockholders’ equity was $34.0 million.

Management Commentary

“Q3, 2020 was a quarter of accomplishments for us as Support.com embarked on our transition from a consumer-focused to an enterprise-focused company, with global delivery capabilities on our homesourcing platform,” said Lance Rosenzweig, President and Chief Executive Officer. “We are assembling a world-class team that will help the company execute on the substantial opportunity in front of us in the large and growing outsourced CRM industry, through on-demand, globally scalable home-based experts located anywhere.”

 “As we look to 2021, we will focus relentlessly on building a global homesourcing organization and value-added partnerships with our clients. We will drive toward expanding relationships with existing clients and diversifying our revenue mix by adding new clients in verticals such as healthcare, financial services, next-gen retail, and media and communications. Our sales pipeline is growing, and we are excited and optimistic at our opportunities ahead.”

Support.com will not host a conference call discussing the Company’s third quarter results, but is contemplating hosting earnings calls starting in 2021. For more information, please visit the Investor Relations section of the Support.com website at Support.com/about-us/investor-relations/.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) is a leading provider of customer and technical support solutions delivered by home-based employees. For more than twenty years, the company has achieved stellar results for global enterprise clients and top-tier businesses. Support.com's proven, omnichannel solutions have been specifically designed and optimized for the homesourcing environment, resulting in industry-leading NPS scores and first call resolution rates. The company efficiently meets changing client needs through its highly scalable, global network of home-based employees and secure, proprietary, cloud-based platforms. For more information, please visit www.support.com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

© 2020 Support.com, Inc. All rights reserved. Support.com and the Support.com logo are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This announcement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, profitability, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms. Such forward-looking statements are based on current expectations and information that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to maintain and grow revenue, any acquisitions we may make, including integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins,  our ability to maintain or improve gross margin, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, potential intellectual property, class action or other litigation, fluctuations in government laws and regulations, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, any expenses or reputational damage associated with resolving customer warranty and/or indemnification claims; and our ability to manage the effects of the cost reduction plan on our workforce and other operations. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Investor Contact

Jacob Moelter
IR@support.com

SUPPORT.COM, INC.
 CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2020(1)	2019(2)

Assets
Current assets:
Cash, cash equivalents and short-term investments	$29,685	$26,414
Accounts receivable, net	6,808	9,398
Prepaid expenses and other current assets	503	728
Total current assets	36,996	36,540
Property and equipment, net	1,141	533
Intangible assets, net	250	250
Other assets	711	717

Total assets	$39,098	$38,040

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation	$2,457	$1,887
Other accrued liabilities	860	1,001
Short-term deferred revenue	918	1,193
Total current liabilities	4,235	4,081
Other long-term liabilities	903	792
Total liabilities	5,138	4,873

Stockholders' equity:
Common stock	2	2
Additional paid-in-capital	250,575	250,092
Treasury stock	(5,297)	(5,297
Accumulated other comprehensive loss	(2,497)	(2,380
Accumulated deficit	(208,823)	(209,250
Total stockholders' equity	33,960	33,167

Total liabilities and stockholders' equity	$39,098	$38,040

Note 1: Amounts are subject to completion of management's customary closing and review procedures.
Note 2: Derived from audited consolidated financial statements for the year ended December 31, 2019.

SUPPORT.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2020 (1)	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenue
Services	$9,873	$10,606	$14,327	$31,990	$46,698
Software and other	465	428	922	1,331	3,310
Total revenue	10,338	11,034	15,249	33,321	40,008

Cost of revenue:
Cost of services	7,182	7,136	10,582	22,003	37,065
Cost of software and other	84	36	26	149	119
Total cost of revenue	7,266	7,172	10,608	22,152	37,184
Gross profit	3,072	3,862	4,641	11,169	12,824
Operating expenses:
Engineering and IT	853	968	1,132	2,861	2,796
Sales and marketing	544	517	485	1,874	1,315
General and administrative	2,331	1,904	1,685	6,288	5,671
Total operating expenses	3,728	3,389	3,302	11,023	9,782

Income from operations	(656)	473	1,339	146	3,042

Interest income and other, net	89	173	265	346	817

Income before income taxes	(567)	646	1,604	492	3,859

Income tax provision	(13)	29	11	65	170

Net income	$(554)	$617	$1,593	$427	$3,689

Net earnings per share
Basic	$(0.03)	$0.03	$0.08	$0.02	$0.19
Diluted	$(0.03)	$0.03	$0.08	$0.02	$0.19

Shares used in computing per share amounts
Basic	19,242	19,054	19,011	19,121	18,977
Diluted	19,242	19,352	19,045	19,302	19,026